BioAmber Announces Changes to its Board of Directors

Feb 22, 2016

MONTREAL, Feb. 22, 2016  - BioAmber Inc. (NYSE: BIOA), a leader in renewable materials, today announced that George F.J. Gosbee is joining its board of directors, effective today.  Mr. Gosbee will replace Henry "Pete" Linsert, Jr. who resigned his board seat for personal reasons, effective today.

George Gosbee brings extensive capital markets experience and deep knowledge of the oil and gas industry.  His profile is complementary to existing board members and he will provide insight and advice on navigating capital markets, positioning the company vs. fossil fuels, approaching new investors and raising the Company's visibility.  Mr. Gosbee has been elected a Class II director, to hold office until the 2018 annual meeting of stockholders.  Mr. Gosbee will serve on the Nominating and Corporate Governance Committee and the Compensation Committee.

"On behalf of the entire board and management team, I would like to thank Pete for his valuable insight and contributions over the past 20 months," said Ray Land, Chairman of the board.  "Pete's experience and wisdom will be missed, but we are thrilled to have someone of George's caliber and financial background joining the board."

About George F.J. Gosbee

Mr. Gosbee's career spans over 20 years in corporate finance, investment banking, global capital markets and advisory.  Prior to founding AltaCorp Capital in 2010, Mr. Gosbee was Chairman, President and CEO of Tristone Capital Global Inc., a global energy investment firm which he founded. Tristone became the largest global independent energy advisory firm and was acquired by an international bank in 2009.  His current firm, AltaCorp Capital, is an advisory firm that is partnered with Alberta Treasury Branch (ATB Financial), a wholly owned subsidiary of the Government of Alberta.

Mr. Gosbee is a former Governor of the National Hockey League (NHL). He led a group to purchase the Arizona Coyotes and restructure the Club.   Currently he is an Alternate Governor on the NHL Board of Governors and Co-owner of the Arizona Coyotes.

Mr. Gosbee was the Vice Chairman of Alberta Investment Management Co (AIMCo) and was called on to assist in the creation of the crown corporation.  He spent 8 years as the Vice Chair of AIMCo, which is a $90 billion institutional investment fund, and currently is a Director.  Mr. Gosbee is a former Director of the TMX Group and a former Board Member of Chrysler Group LLC in Detroit, where he served on behalf of both the Canadian Federal and Provincial (Ontario) governments to oversee their collective investment in the company and assist in the restructuring.

About BioAmber
BioAmber (NYSE: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials

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that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements
This press release contains forward-looking statements.  All statements other than statements of historical fact in this press release are forward-looking statements.  These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber's control.  BioAmber's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended September 30, 2015.

For further information: BioAmber Investor Contact, Mike Hartmann, Executive Vice President, BioAmber Inc., (514) 844-8000 extension 120, mike.hartmann@bio-amber.com

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